                          [AMERIANA BANCORP LETTERHEAD]

                                 Contact:  Harry J. Bailey
                                           President and Chief Executive Officer
                                           (765) 529-2230


               AMERIANA BANCORP REPORTS $2.3 MILLION RECOVERY FROM
                       AMERICAN MOTORIST INSURANCE COMPANY
                        --------------------------------
                   COMPANY ALSO REPORTS FOURTH QUARTER RESULTS


         NEW CASTLE,  Ind.  (February 11, 2005) - Ameriana  Bancorp  (NASDAQ/NM:
ASBI) today reported that it has received a previously announced settlement with American Motorist Insurance Company ("AMICO") in the amount of $2.3 million that had been held in escrow. This settlement represents a partial recovery against approximately $5.5 million in equipment lease payment streams from a pool of leases originated by Commercial Money Center ("CMC"), in which the Company invested in 2001 and which were guaranteed by AMICO. Afterward, CMC declared bankruptcy and AMICO denied responsibility for the unpaid balance on the basis of fraud by CMC.

         Ameriana's   litigation   continues  against  the  second  surety,  RLI
Insurance Co., which guaranteed Ameriana's lease payment streams of a comparable amount from a second pool of leases.

         Separately, Ameriana also reported results for the fourth quarter and year ended December 31, 2004. Net income for the fourth quarter of 2004 totaled $108,000 or $0.03 per diluted share compared with net income of $615,000 or $0.19 per diluted share in the year-earlier period. For the year ended December 31, 2004, net income was $1,426,000 or $0.45 per diluted share versus $2,418,000 or $0.77 per diluted share in 2003.

         Net interest income for the fourth quarter of 2004 was $2,568,000 versus $3,064,000 in the year-earlier period. The provision for loan losses was $117,000 in the fourth quarter of 2003 versus $100,000 in the same quarter last year. Net interest income for 2004 was $10,765,000 versus $13,030,000 in 2003. The provision for loan losses in 2004 was $392,000, down significantly from $6,440,000 in the prior year as 2003 charges to fully reserve and write off investments in its two troubled lease pools did not recur in 2004. Non-performing assets at the end of 2004 declined to $5,736,000 from $8,383,000 at the end of 2003.

                                     -MORE-

ASBI Reports Year-end Results
Page 2
February 11, 2005

         Commenting on the results, Harry J. Bailey, President and Chief Executive Officer, said, "Throughout the past year, we continued to face a number of market challenges that affected our results, primarily in the area of building our loan portfolio, which, in turn, provides the engine for growth in our net interest income. Real estate lending in 2004, first mortgage loans in particular, clearly was disappointing and reflected a continued downdraft in this sector. This industry-wide slowdown had a ripple effect on our results for 2004, not only limiting our opportunity to generate higher interest income from loans, it caused a shift in the mix of lower-yielding income from investments, put further pressure on our net interest margin, and reduced gains on sales of loans $1,569,000 year over year."

         Bailey noted that other issues make comparisons between 2004 and 2003 more difficult. In 2003, Ameriana sold its two Ohio branches in a transaction that generated $5,511,000 in other income. Also in 2003, the Company terminated its exposure to further potential principal loss on $10,900,000 million of equipment lease payment streams related to two pools of leases originated by Commercial Money Center ("CMC") by fully reserving and writing off those investments completely. This action added $5,890,000 to the provision for loan losses in 2003.

         "Although 2004 was challenging from an operational standpoint, we did register notable success in several areas that we believe will benefit us in the coming year," Bailey added. "First and foremost, we negotiated a settlement with one of the sureties for the CMC lease payment streams, which resulted in a recovery of $2.3 million. Also, we continued to focus on cost reductions, resulting in slightly lower other expenses for the year as we began to see the initial impact of the efficiencies we have implemented. We expect both of these factors to help our results in the coming year as we continue to face some market resistance in building our loan portfolio."

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

                                     -MORE-

ASBI Reports Year-end Results
Page 3
February 11, 2005


         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "anticipate," "believe," "intend," "will" and "expect," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, the eventual outcome of litigation to enforce certain surety agreements, and market disruptions and other effects of terrorist activities. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                                     -MORE-

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

                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)

                                                            THREE MONTHS ENDED                  YEAR ENDED
                                                                DECEMBER 31                     DECEMBER 31
                                                       ---------------------------      ---------------------------
                                                           2004           2003              2004           2003
                                                       -----------     -----------      -----------     -----------
Interest income                                        $      4,691    $     4,860      $    18,331     $    23,096
Interest expense                                              2,123          1,796            7,566          10,066
                                                       ------------    -----------      -----------     -----------
Net interest income                                           2,568          3,064           10,765          13,030
Provision for loan losses                                       117            100              392           6,440
                                                       -----------     -----------      -----------     -----------
Net interest income after provision for loan losses           2,451          2,964           10,373           6,590
Other income                                                    961          1,170            3,961          10,540
Other expense                                                 3,572          3,406           13,381          13,602
                                                       ------------    -----------      -----------     -----------
Income (loss) before income taxes                              (160)           728              953           3,528
Income taxes (benefit)                                         (268)           113             (473)          1,110
                                                       ------------    -----------      -----------     -----------
Net income (loss)                                      $        108    $       615      $     1,426     $     2,418
                                                       ============    ===========      ===========     ===========
Earnings (loss) per share:
   Basic                                               $       0.03    $      0.20      $      0.45     $      0.77
                                                       ============    ===========      ===========     ===========
   Diluted                                             $       0.03    $      0.19      $      0.45     $      0.77
                                                       ============    ===========      ===========     ===========
Weighted average shares:
   Basic                                                      3,151          3,148            3,149           3,148
                                                       ============    ===========      ===========     ===========
   Diluted                                                    3,180          3,159            3,181           3,152
                                                       ============    ===========      ===========     ===========

Dividends declared per share                           $       0.16    $      0.16      $      0.64     $      0.64
                                                       ============    ===========      ===========     ===========

                                                                                           DEC. 31        DEC. 31
                                                                                            2004           2003
                                                                                        -----------     -----------
Total assets                                                                            $   428,553     $   402,453
Cash and cash equivalents                                                                    17,053          14,549
Investment securities available for sale                                                    158,322         137,788
Investment securities held to maturity                                                       12,032              --
Loans, net                                                                                  196,344         204,141
Deposits                                                                                    344,047         345,744
Borrowed funds                                                                               40,390          10,230
Shareholders' equity                                                                         38,643          38,874
Non-performing loans                                                                          5,736           8,383
Book value per share                                                                          12.26           12.35